UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2009
Builders FirstSource, Inc.

(Exact Name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-51357	52-2084569

(Commission File Number)	(IRS Employer Identification No.)
2001 Bryan Street, Suite 1600
Dallas, Texas 75201

(Address of Principal Executive Offices)
(214) 880-3500

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 2, 2009, Builders FirstSource, Inc. (the “Company”) entered into an amendment to the support agreement (the “Support Agreement”) that it entered into on October 23, 2009, with certain holders of the Company’s Second Priority Senior Secured Floating Rate Notes due 2012 (the “2012 notes”). Also on December 2, 2009, the Company entered into a similar amendment to the investment agreement (the “Investment Agreement”) that it entered into on October 23, 2009, with JLL Partners Fund V, L.P. and Warburg Pincus Private Equity IX, L.P. The amendments provide that, as a closing condition to the transactions contemplated by the Support Agreement and the Investment Agreement, at least 90%, rather than 95%, of the aggregate principal amount of outstanding 2012 notes must be validly submitted for exchange in the Company’s previously announced debt exchange.
     The foregoing description of the amendments contained herein does not purport to be complete and is qualified in its entirety by reference to the amendments, copies of which are attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference. Also attached hereto as Exhibit 10.1 is a copy of the Support Agreement.
Item 8.01. Other Events.
     On December 3, 2009, the Company issued a press release announcing the entry into the amendments to the Support Agreement and Investment Agreement. As of December 2, 2009, holders of approximately 90.35% of the aggregate principal amount of the 2012 notes have agreed to exchange their 2012 notes in the debt exchange. Consummation of the debt exchange and the Company’s previously announced rights offering remain subject to stockholder approval of the issuance of the shares of common stock to be issued in the recapitalization transactions; court approval of the agreement to settle the stockholder class and derivative litigation relating to the recapitalization transactions; and other customary closing conditions.
     The Company also announced on December 3, 2009, that it set 5:00 p.m., Central Time, on December 14, 2009, as the record date for its rights offering and special meeting of its stockholders to approve the issuance of shares of the Company’s common stock pursuant to the rights offering, the Investment Agreement and the debt exchange.
     A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
See Exhibit Index.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.
By:	/s/ Donald F. McAleenan
Donald F. McAleenan
Senior Vice President, General Counsel and Secretary

Dated: December 3, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Support Agreement, dated as of October 23, 2009, by and among Builders FirstSource, Inc. and the Holders of the Company’s Second Priority Senior Secured Floating Rate Notes due 2012 party thereto.

10.2	Amendment No. 1 to the Support Agreement, dated as of December 2, 2009, by and among Builders FirstSource, Inc. and the Holders of the Company’s Second Priority Senior Secured Floating Rate Notes due 2012 party thereto.

10.3	Amendment No. 1 to the Investment Agreement, dated as of December 2, 2009, by and among Builders FirstSource, Inc., JLL Partners Fund V, L.P. and Warburg Pincus Private Equity IX, L.P.

99.1	Press release, dated December 3, 2009.